UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 6, 2021

SolarWindow Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	59-3509694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2021, SolarWindow Technologies, Inc. (the “Company”) entered into a No Cost Time Extension modification to the Stevenson-Wydler Cooperative Research and Development Agreement (the “CRADA Modification”) with the Alliance for Sustainable Energy, LLC, operator of The National Renewable Energy Laboratory (“NREL”) under its U.S. Department of Energy contract. The purpose of the CRADA Modification is to extend the period of performance through December 31, 2024, the date through which Company and NREL researchers will make use of the Company’s exclusive intellectual property and NREL’s background intellectual property in order to work towards specific product development goals as defined in a Joint Work Statement. A copy of the CRADA Modification is attached as Exhibit 10.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	No Cost Time Extension modification dated December 6, 2021 to the Cooperative Research and Development Agreement entered into between the National Renewable Energy Laboratory and SolarWindow Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 6, 2021.

SolarWindow Technologies, Inc.

By: /s/ Jatinder S. Bhogal

Jatinder S. Bhogal

Chief Executive Officer